Company Contact
John Iannone
Vice President, Investor Relations
WesBanco, Inc.
304-905-7021

WesBanco Announces First Quarter 2019 Net Income

Wheeling, WV, April 16, 2019 – WesBanco, Inc. ("WesBanco") (Nasdaq: WSBC), a diversified, multi-state bank holding company, today announced net income and related earnings per share for the three months ended March 31, 2019.  Net income for the three months ended March 31, 2019 was $40.3 million, with diluted earnings per share of $0.74, compared to $33.5 million and $0.76 per diluted share, respectively, for the first quarter of 2018.  Net income excluding after-tax merger-related expenses for the three months ended March 31, 2019, increased 26.9% year-over-year to $42.8 million, or $0.78 per diluted share as compared to $0.76 per diluted share in the prior year quarter, an increase of 2.6% (non-GAAP measure).

	For the Three Months Ended March 31,
	2019		2018
(unaudited, dollars in thousands, except per share amounts)	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share
Net income (Non-GAAP)(1)	$ 42,791	$ 0.78	$ 33,722	$ 0.76
Less: After tax merger-related expenses	(2,454)	(0.04)	(193)	-
Net income (GAAP)	$ 40,337	$ 0.74	$ 33,529	$ 0.76
(1) See non-GAAP financial measures for additional information relating to the calculation of these items.

On April 5, 2018, WesBanco consummated the merger with First Sentry Bancshares, Inc. ("FTSB"), a bank holding company headquartered in Huntington, WV with $0.7 billion in assets, excluding goodwill.  In addition, on August 20, 2018, WesBanco consummated the merger with Farmers Capital Bank Corporation ("FFKT"), a bank holding company headquartered in Frankfort, KY with approximately $1.6 billion in assets, excluding goodwill.  Financial results for both FTSB and FFKT have been included in WesBanco's results from their respective merger consummation dates.

Financial and operational highlights:
•	Completed the data systems and signage conversion of FFKT, and consolidated six financial centers during the first quarter
•	Strong core returns on average assets and tangible equity of 1.39% and 16.56%, respectively (non-GAAP measures)
•	Sequential and year-over-year improvement in the net interest margin reflects the benefits of the FFKT acquisition and our core deposit funding advantage
•	Continued solid expense management demonstrated by a relatively stable efficiency ratio of 55.89% (non-GAAP measure)
•	Continued strength across key credit quality metrics, including non-performing assets, past due loans, provision for credit losses, and net loan charge-offs
•	Quarterly cash dividend increased 6.9%, or two cents, to $0.31 per share
•	Named to Forbes magazine's inaugural ranking of the World's Best Banks, which was based on customer satisfaction and consumer feedback, earning the #7 ranking in the United States

"We are pleased with WesBanco's performance during the first quarter of 2019 as we successfully completed the integration of Farmers Capital," said Todd F. Clossin, President and Chief Executive Officer of WesBanco.  "We continue to diligently adhere to our core strategies, which have served us well, to ensure a strong organization for our shareholders, customers, and employees.  We remain well-positioned for continued success, and are excited about our growth opportunities for the upcoming year."

Mr. Clossin added, "I am extremely proud that WesBanco has been named one of the ten best banks in America by our customers, as we earned solid scores across the survey, including very high scores for 'general satisfaction', 'trust', and 'customer services'.  WesBanco prides itself on delivering large bank capabilities with a community bank feel, as our customer-centric service culture is focused on building long-term customer relationships."

Balance Sheet
Portfolio loans of $7.7 billion, as of March 31, 2019, increased 21.3% when compared to the prior year period due to the acquisitions of FTSB and FFKT.  Reflecting continued stabilization across loan categories, total portfolio loans were flat when compared to the fourth quarter of 2018.

Total deposits increased 23.4% year-over-year to $8.9 billion due to the FTSB and FFKT acquisitions and organic growth from the strength of our legacy footprint.  Reflecting this core strength, total organic growth in non-interest bearing demand deposits was 4.8%.

Credit Quality
Our underlying credit fundamentals continue to be reflective of our strong legacy of credit and risk management.  During the first quarter of 2019, our credit quality ratios remained strong as we balanced disciplined loan origination in the current environment with our prudent lending standards.  Most credit quality measures have been at or near historic lows over the last several periods and, as such, variability from quarter to quarter may occur.

As of March 31, 2019, non-performing loans and non-performing assets decreased year-over-year on both an absolute dollar basis and as a percentage of the portfolio.  Criticized and classified loan balances increased during the first quarter of 2019 to $109.3 million, or 1.42% of total portfolio loans, as part of our normal loan grade review process post-acquisition and in conjunction with two downgraded relationships in our legacy portfolio.  The downgraded loans were from different industries, and no trends were evident.

Reflecting the overall high quality of the loan portfolio, the provision for credit losses held steady on an absolute dollar basis and as a percentage of the total loan portfolio.  Annualized net loan charge-offs to average loans were flat at seven basis points year-over-year.

Net Interest Margin and Income
The net interest margin for the first quarter of 2019 increased 30 basis points year-over-year to 3.68%.  The net interest margin benefited from increases in the Federal Reserve Board's target federal funds rate during 2018 and the higher margin on the acquired FFKT net assets, partially offset by higher funding costs as well as a flattening of the yield curve.  The increase in the cost of interest bearing liabilities was primarily due to higher rates for interest bearing public funds, higher tier money market accounts, and Federal Home Loan Bank and other borrowings.  Further, reflecting the benefit of our legacy deposit footprint, the year-to-date deposit beta on the three federal funds rate increases since the year ago quarter was 24%, or only 16% when including the strong growth in non-interest bearing deposits.  Lastly, accretion from acquisitions benefited the first quarter net interest margin by approximately 19 basis points, as compared to 6 basis points in the prior year period, and 23 basis points in the fourth quarter of last year.  Approximately three basis points of accretion in the first quarter was the result of a payoff of a prior acquisition's impaired loan.

Net interest income increased $25.1 million, or 34.2%, during the first quarter of 2019, as compared to the same quarter of 2018, due to a 23.0% increase in average total earning assets, primarily driven by the FTSB and FFKT acquisitions and related accretion from purchase accounting, as well as an overall higher net interest margin.

Non-Interest Income
For the first quarter of 2019, non-interest income of $27.8 million increased $3.8 million, or 15.8%, from the first quarter of 2018, driven mostly by the FTSB and FFKT acquisitions.  The associated larger customer deposit base and higher transaction volumes resulted in the year-over-year increases in electronic banking fees and service charges on deposits.  Trust fees increased year-over-year primarily due to the higher trust assets from the addition of FFKT's trust business and organic growth.  Other income increased $1.0 million primarily due to an increase in payment processing fee income.  BOLI income decreased year-over-year due to mortality-related proceeds in the prior year period.

Non-Interest Expense
Total operating expenses continued to be well controlled during the first quarter of 2019, despite the inclusion of FFKT's operating expenses.  The FFKT cost savings of 35% announced in April 2018 remain on track for 75% of the anticipated savings to be achieved during 2019, and 100% thereafter.  Focused expense savings began shortly after the February branch and data processing conversions.  Excluding merger-related expenses, non-interest expense increased $17.0 million, or 31.3%, compared to the prior year period, reflecting the two acquisitions.  This year-over-year increase is primarily due to higher salaries and wages, employee benefits, net occupancy, and equipment costs associated with additional staffing and financial center locations from the two acquisitions, as well as intangibles amortization.  The employee benefits increase was impacted by a $0.6 million market adjustment in the deferred compensation plan obligation, which is mostly offset in net securities gains, and $0.7 million in higher seasonal payroll taxes, as well as higher health care and pension costs.  FDIC insurance expense increased $0.7 million, or 105.6%, year-over-year due to now being assessed as a large bank with more than $10 billion in total assets.

Provision for Income Taxes
During the first quarter, the effective tax rate was 18.01%, compared to 17.28% last year, while the provision for income taxes increased $1.9 million to $8.9 million due to higher year-over-year pre-tax income.

Capital
WesBanco continues to maintain strong regulatory capital ratios as both consolidated and bank-level regulatory capital ratios are well above the applicable "well-capitalized" standards promulgated by bank regulators and the BASEL III capital standards.  At March 31, 2019, Tier I leverage was 10.98%, Tier I Risk-Based capital was 15.31%, Total Risk-Based capital was 16.22%, and the Common Equity Tier 1 capital ratio ("CET 1") was 13.47%.  Tangible common equity also remained strong, increasing to 9.57% at period-end from 8.46% as of March 31, 2018.  Record earnings achieved during 2018, strong regulatory capital and liquidity positions, and solid execution on well-defined long-term operational and growth strategies enabled WesBanco to increase the quarterly cash dividend by 6.9%, or two cents, to $0.31 per share during February 2019.  This was the twelfth increase during the last nine years, representing a cumulative increase of 121%.

Conference Call and Webcast
WesBanco will host a conference call to discuss the Company's financial results for the first quarter of 2019 at 3:00 p.m. ET on Wednesday, April 17, 2019.  Interested parties can access the live webcast of the conference call through the Investor Relations section of the Company's website, www.wesbanco.com.  Participants can also listen to the conference call by dialing 888-347-6607, 855-669-9657 for Canadian callers, or 412-902-4290 for international callers, and asking to be joined into the WesBanco call.  Please log in or dial in at least 10 minutes prior to the start time to ensure a connection.

A replay of the conference call will be available by dialing 877-344-7529, 855-669-9658 for Canadian callers, or 412-317-0088 for international callers, and providing the access code of 10126867.  The replay will begin at approximately 5:00 p.m. ET on April 17, and end at 12 a.m. ET on May 1.  An archive of the webcast will be available for one year on the Investor Relations section of the Company's website (www.wesbanco.com).

Forward-Looking Statements
Forward-looking statements in this report relating to WesBanco's plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  The information contained in this report should be read in conjunction with WesBanco's Form 10-K for the year ended December 31, 2018 and documents subsequently filed by WesBanco with the Securities and Exchange Commission ("SEC"), which are available at the SEC's website, www.sec.gov or at WesBanco's website, www.wesbanco.com.  Investors are cautioned that forward-looking statements, which are not historical fact, involve risks and uncertainties, including those detailed in WesBanco's most recent Annual Report on Form 10-K filed with the SEC under "Risk Factors" in Part I, Item 1A.  Such statements are subject to important factors that could cause actual results to differ materially from those contemplated by such statements, including, without limitation, the effects of changing regional and national economic conditions; changes in interest rates, spreads on earning assets and interest-bearing liabilities, and associated interest rate sensitivity; sources of liquidity available to WesBanco and its related subsidiary operations; potential future credit losses and the credit risk of commercial, real estate, and consumer loan customers and their borrowing activities; actions of the Federal Reserve Board, the Federal Deposit Insurance Corporation, the SEC, the Financial Institution Regulatory Authority, the Municipal Securities Rulemaking Board, the Securities Investors Protection Corporation, and other regulatory bodies; potential legislative and federal and state regulatory actions and reform, including, without limitation, the impact of the implementation of the Dodd-Frank Act; adverse decisions of federal and state courts; fraud, scams and schemes of third parties; cyber-security breaches; competitive conditions in the financial services industry; rapidly changing technology affecting financial services; marketability of debt instruments and corresponding impact on fair value adjustments; and/or other external developments materially impacting WesBanco's operational and financial performance.  WesBanco does not assume any duty to update forward-looking statements.

About WesBanco, Inc.
Founded in 1870, WesBanco, Inc. (www.wesbanco.com) is a multi-state, bank holding company with total assets of approximately $12.6 billion (as of March 31, 2019).  WesBanco is a diversified and well-balanced financial services institution, with a community bank at its core, built upon a strong legacy of credit and risk management.  WesBanco has meaningful market share across its key geographies maintained by its commitment to dedicated customer service and solid fee-based businesses. It also provides wealth management services through a century-old trust and wealth management business, with approximately $4.5 billion of assets under management (as of March 31, 2019), and serves as registered investment advisor to a proprietary mutual fund family, the WesMark Funds.  WesBanco's banking subsidiary, WesBanco Bank, Inc., operates 203 financial centers in the states of Indiana, Kentucky, Ohio, Pennsylvania, and West Virginia.  In addition, WesBanco operates an insurance agency, WesBanco Insurance Services, Inc., and a full service broker/dealer, WesBanco Securities, Inc.

WESBANCO, INC.
Consolidated Selected Financial Highlights			Page 4
(unaudited, dollars in thousands, except shares and per share amounts)

	For the Three Months Ended
STATEMENT OF INCOME	March 31,
Interest and dividend income	2019	2018	% Change
Loans, including fees	$ 95,502	$ 69,237	37.9
Interest and dividends on securities:
Taxable	16,733	11,543	45.0
Tax-exempt	5,541	4,834	14.6
Total interest and dividends on securities	22,274	16,377	36.0
Other interest income	1,277	803	59.0
Total interest and dividend income	119,053	86,417	37.8
Interest expense
Interest bearing demand deposits	3,946	2,524	56.3
Money market deposits	1,899	878	116.3
Savings deposits	522	189	176.2
Certificates of deposit	3,903	2,536	53.9
Total interest expense on deposits	10,270	6,127	67.6
Federal Home Loan Bank borrowings	6,337	4,498	40.9
Other short-term borrowings	1,556	558	178.9
Subordinated debt and junior subordinated debt	2,529	1,942	30.2
Total interest expense	20,692	13,125	57.7
Net interest income	98,361	73,292	34.2
Provision for credit losses	2,507	2,168	15.6
Net interest income after provision for credit losses	95,854	71,124	34.8
Non-interest income
Trust fees	7,115	6,503	9.4
Service charges on deposits	6,549	4,822	35.8
Electronic banking fees	5,892	4,829	22.0
Net securities brokerage revenue	1,860	1,670	11.4
Bank-owned life insurance	1,319	2,756	(52.1)
Mortgage banking income	1,056	1,004	5.2
Net securities gains/(losses)	657	(39)	1,784.6
Net gain on other real estate owned and other assets	136	262	(48.1)
Other income	3,189	2,173	46.8
Total non-interest income	27,773	23,980	15.8
Non-interest expense
Salaries and wages	30,940	25,006	23.7
Employee benefits	9,989	6,912	44.5
Net occupancy	5,566	4,656	19.5
Equipment	4,833	3,949	22.4
Marketing	1,243	1,116	11.4
FDIC insurance	1,353	658	105.6
Amortization of intangible assets	2,514	1,086	131.5
Restructuring and merger-related expense	3,107	245	1,168.2
Other operating expenses	14,887	10,943	36.0
Total non-interest expense	74,432	54,571	36.4
Income before provision for income taxes	49,195	40,533	21.4
Provision for income taxes	8,858	7,004	26.5
Net Income	$ 40,337	$ 33,529	20.3

Taxable equivalent net interest income	$ 99,834	$ 74,577	33.9

Per common share data
Net income per common share - basic	$ 0.74	$ 0.76	(2.6)
Net income per common share - diluted	0.74	0.76	(2.6)
Net income per common share - diluted, excluding certain items (1)(2)	0.78	0.76	2.6
Dividends declared	0.31	0.29	6.9
Book value (period end)	37.05	31.68	17.0
Tangible book value (period end) (1)	20.49	18.56	10.4
Average common shares outstanding - basic	54,598,499	44,050,701	23.9
Average common shares outstanding - diluted	54,706,337	44,168,242	23.9
Period end common shares outstanding	54,599,127	44,060,957	23.9

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.
(2) Certain items excluded from the calculation consist of after-tax merger-related expenses.

WESBANCO, INC.
Consolidated Selected Financial Highlights	Page 5
(unaudited, dollars in thousands)
Selected ratios
	For the Three Months Ended
	March 31,
	2019	2018	% Change

Return on average assets	1.31%	1.36%	(3.68)%
Return on average assets, excluding
after-tax merger-related expenses	1.39	1.37	1.46
Return on average equity	8.17	9.70	(15.77)
Return on average equity, excluding
after-tax merger-related expenses	8.67	9.76	(11.17)
Return on average tangible equity (1)	15.65	17.10	(8.48)
Return on average tangible equity, excluding
after-tax merger-related expenses	16.56	17.20	(3.72)
Yield on earning assets (2)	4.45	3.98	11.81
Cost of interest bearing liabilities	1.06	0.80	32.50
Net interest spread (2)	3.39	3.18	6.60
Net interest margin (2)	3.68	3.38	8.88
Efficiency (1) (2)	55.89	55.12	1.40
Average loans to average deposits	87.01	89.26	(2.52)
Annualized net loan charge-offs/average loans	0.07	0.07	-
Effective income tax rate	18.01	17.28	4.22

	For the Quarter Ended
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
	2019	2018	2018	2018	2018

Return on average assets	1.31%	1.39%	1.10%	1.22%	1.36%
Return on average assets, excluding
after-tax merger-related expenses	1.39	1.42	1.39	1.38	1.37
Return on average equity	8.17	8.94	7.50	8.77	9.70
Return on average equity, excluding
after-tax merger-related expenses	8.67	9.16	9.47	9.90	9.76
Return on average tangible equity (1)	15.65	17.67	14.25	15.87	17.10
Return on average tangible equity, excluding
after-tax merger-related expenses	16.56	18.09	17.85	17.85	17.20
Yield on earning assets (2)	4.45	4.42	4.21	4.11	3.98
Cost of interest bearing liabilities	1.06	0.97	0.95	0.91	0.80
Net interest spread (2)	3.39	3.45	3.26	3.20	3.18
Net interest margin (2)	3.68	3.72	3.50	3.43	3.38
Efficiency (1) (2)	55.89	53.62	55.55	54.28	55.12
Average loans to average deposits	87.01	85.94	87.56	88.15	89.26
Annualized net loan charge-offs (recoveries)/average loans	0.07	0.14	(0.02)	0.03	0.07
Effective income tax rate	18.01	19.37	16.71	18.11	17.28
Trust assets, market value at period end	$ 4,514,013	$ 4,269,961	$ 4,743,894	$ 4,044,207	$ 4,027,358

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.
(2) The yield on earning assets, net interest margin, net interest spread and efficiency ratios are presented on a fully taxable-equivalent (FTE) and annualized basis. The FTE basis adjusts for the tax benefit of income on certain tax-exempt loans and investments.   WesBanco believes this measure to be the preferred industry measurement of net interest income and provides a relevant comparison between taxable and non-taxable amounts.

WESBANCO, INC.
Consolidated Selected Financial Highlights	Page 6
(unaudited, dollars in thousands, except shares)	% Change
Balance sheets	March 31,			December 31,	December 31, 2018
Assets	2019	2018	% Change	2018	to March 31, 2019
Cash and due from banks	$ 159,097	$ 91,361	74.1	$ 124,650	27.6
Due from banks - interest bearing	177,797	9,484	1,774.7	44,536	299.2
Securities:
Equity securities, at fair value	11,978	13,986	(14.4)	11,737	2.1
Available-for-sale debt securities, at fair value	2,145,089	1,728,377	24.1	2,114,129	1.5
Held-to-maturity debt securities (fair values of $948,641; $1,005,502
and $1,020,743, respectively)	936,484	1,006,042	(6.9)	1,020,934	(8.3)
Total securities	3,093,551	2,748,405	12.6	3,146,800	(1.7)
Loans held for sale	8,358	12,962	(35.5)	8,994	(7.1)
Portfolio loans:
Commercial real estate	3,842,408	3,015,226	27.4	3,853,695	(0.3)
Commercial and industrial	1,274,992	1,118,333	14.0	1,265,460	0.8
Residential real estate	1,628,067	1,345,993	21.0	1,611,607	1.0
Home equity	590,462	523,425	12.8	599,331	(1.5)
Consumer	330,152	319,561	3.3	326,188	1.2
Total portfolio loans, net of unearned income	7,666,081	6,322,538	21.3	7,656,281	0.1
Allowance for loan losses	(48,866)	(46,334)	(5.5)	(48,948)	0.2
Net portfolio loans	7,617,215	6,276,204	21.4	7,607,333	0.1
Premises and equipment, net	180,651	128,583	40.5	166,925	8.2
Accrued interest receivable	39,662	31,963	24.1	38,853	2.1
Goodwill and other intangible assets, net	915,597	588,339	55.6	918,850	(0.4)
Bank-owned life insurance	226,636	191,839	18.1	225,317	0.6
Other assets	182,844	166,279	10.0	176,374	3.7
Total Assets	$ 12,601,408	$ 10,245,419	23.0	$ 12,458,632	1.1

Liabilities
Deposits:
Non-interest bearing demand	$ 2,511,140	$ 1,950,619	28.7	$ 2,441,041	2.9
Interest bearing demand	2,159,654	1,768,977	22.1	2,146,508	0.6
Money market	1,148,295	984,429	16.6	1,142,925	0.5
Savings deposits	1,672,967	1,314,632	27.3	1,645,549	1.7
Certificates of deposit	1,424,275	1,207,669	17.9	1,455,610	(2.2)
Total deposits	8,916,331	7,226,326	23.4	8,831,633	1.0
Federal Home Loan Bank borrowings	1,031,796	1,166,939	(11.6)	1,054,174	(2.1)
Other short-term borrowings	301,547	207,653	45.2	290,522	3.8
Subordinated debt and junior subordinated debt	179,632	164,379	9.3	189,842	(5.4)
Total borrowings	1,512,975	1,538,971	(1.7)	1,534,538	(1.4)
Accrued interest payable	6,030	4,033	49.5	4,627	30.3
Other liabilities	142,933	73,063	95.6	109,007	31.1
Total Liabilities	10,578,269	8,842,393	19.6	10,479,805	0.9

Shareholders' Equity
Preferred stock, no par value; 1,000,000 shares authorized;
none outstanding	-	-	-	-	-
Common stock, $2.0833 par value; 100,000,000 shares authorized in
	2019 and 2018, respectively; 54,604,294, 44,060,957 and 54,604,294 shares
issued, respectively; 54,599,127, 44,060,957 and 54,598,134 shares	113,758	91,793	23.9	113,758	-
outstanding, respectively
Capital surplus	1,167,761	686,169	70.2	1,166,701	0.1
Retained earnings	761,002	673,174	13.0	737,581	3.2
Treasury stock (5,167, 0 and 6,160 shares - at cost, respectively)	(229)	-	(100.0)	(274)	16.4
Accumulated other comprehensive loss	(18,098)	(47,076)	61.6	(37,871)	52.2
Deferred benefits for directors	(1,055)	(1,034)	(2.0)	(1,068)	1.2
Total Shareholders' Equity	2,023,139	1,403,026	44.2	1,978,827	2.2
Total Liabilities and Shareholders' Equity	$ 12,601,408	$ 10,245,419	23.0	$ 12,458,632	1.1

WESBANCO, INC.
Consolidated Selected Financial Highlights	Page 7
(unaudited, dollars in thousands)
Average balance sheet and
net interest margin analysis	Three Months Ended March 31,
	2019		2018
	Average	Average	Average	Average
Assets	Balance	Rate	Balance	Rate
Due from banks - interest bearing	$ 76,731	1.70%	$ 8,727	2.06%
Loans, net of unearned income (1)	7,659,542	5.06	6,339,550	4.43
Securities: (2)
Taxable	2,353,856	2.84	1,789,336	2.58
Tax-exempt (3)	810,702	3.46	717,624	3.41
Total securities	3,164,558	3.00	2,506,960	2.82
Other earning assets	52,114	7.30	50,388	6.02
Total earning assets (3)	10,952,945	4.45%	8,905,625	3.98%
Other assets	1,557,087		1,087,739
Total Assets	$ 12,510,032		$ 9,993,364

Liabilities and Shareholders' Equity
Interest bearing demand deposits	$ 2,129,601	0.75%	$ 1,697,755	0.60%
Money market accounts	1,154,563	0.67	1,005,236	0.35
Savings deposits	1,659,751	0.13	1,288,120	0.06
Certificates of deposit	1,438,468	1.10	1,241,228	0.83
Total interest bearing deposits	6,382,383	0.65	5,232,339	0.47
Federal Home Loan Bank borrowings	1,053,014	2.44	1,037,441	1.76
Other borrowings	327,839	1.92	204,833	1.10
Subordinated debt and junior subordinated debt	189,524	5.41	164,334	4.79
Total interest bearing liabilities	7,952,760	1.06%	6,638,947	0.80%
Non-interest bearing demand deposits	2,420,462		1,869,624
Other liabilities	134,100		83,522
Shareholders' equity	2,002,710		1,401,271
Total Liabilities and Shareholders' Equity	$ 12,510,032		$ 9,993,364
Taxable equivalent net interest spread		3.39%		3.18%
Taxable equivalent net interest margin		3.68%		3.38%

(1) Gross of allowance for loan losses and net of unearned income.  Includes non-accrual and loans held for sale. Loan fees included in interest income on loans are $0.6 million for both the three months ended March 31, 2019 and 2018. Additionally, loan accretion included in interest income on loans acquired from prior acquisitions was $4.9 and $1.2 million for the three months ended March 31, 2019 and 2018, respectively. Accretion on interest bearing liabilities acquired from the prior acquisitions was $0.4 million and $0.2 million for the three months ended March 31, 2019 and 2018, respectively.

(2) Average yields on available-for-sale securities are calculated based on amortized cost.
(3) Taxable equivalent basis is calculated on tax-exempt securities using a rate of 21% for each period presented.

WESBANCO, INC.
Consolidated Selected Financial Highlights	Page 8
(unaudited, dollars in thousands, except shares and per share amounts)
	Quarter Ended
Statement of Income	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
Interest and dividend income	2019	2018	2018	2018	2018
Loans, including fees	$ 95,502	$ 97,685	$ 86,605	$ 78,538	$ 69,237
Interest and dividends on securities:
Taxable	16,733	16,196	14,964	14,194	11,543
Tax-exempt	5,541	5,562	5,326	5,055	4,834
Total interest and dividends on securities	22,274	21,758	20,290	19,249	16,377
Other interest income	1,277	1,944	1,498	1,101	803
Total interest and dividend income	119,053	121,387	108,393	98,888	86,417
Interest expense
Interest bearing demand deposits	3,946	4,000	3,501	3,150	2,524
Money market deposits	1,899	1,683	1,360	1,093	878
Savings deposits	522	452	352	227	189
Certificates of deposit	3,903	3,662	3,276	2,977	2,536
Total interest expense on deposits	10,270	9,797	8,489	7,447	6,127
Federal Home Loan Bank borrowings	6,337	6,191	6,691	5,953	4,498
Other short-term borrowings	1,556	1,221	965	973	558
Subordinated debt and junior subordinated debt	2,529	2,411	2,315	2,168	1,942
Total interest expense	20,692	19,620	18,460	16,541	13,125
Net interest income	98,361	101,767	89,933	82,347	73,292
Provision for credit losses	2,507	2,854	1,035	1,708	2,168
Net interest income after provision for credit losses	95,854	98,913	88,898	80,639	71,124
Non-interest income
Trust fees	7,115	6,103	6,265	5,752	6,503
Service charges on deposits	6,549	7,387	6,313	5,146	4,822
Electronic banking fees	5,892	6,604	6,139	5,728	4,829
Net securities brokerage revenue	1,860	1,871	1,836	1,809	1,670
Bank-owned life insurance	1,319	1,312	1,232	1,128	2,756
Mortgage banking income	1,056	1,543	1,521	1,670	1,004
Net securities gains/(losses)	657	(1,303)	84	358	(39)
Net gain / (loss) on other real estate owned and other assets	136	(117)	150	229	262
Other income	3,189	3,161	2,684	1,588	2,173
Total non-interest income	27,773	26,561	26,224	23,408	23,980
Non-interest expense
Salaries and wages	30,940	32,389	30,335	26,872	25,006
Employee benefits	9,989	7,298	7,905	7,965	6,912
Net occupancy	5,566	5,455	4,957	4,103	4,656
Equipment	4,833	4,667	4,488	4,095	3,949
Marketing	1,243	1,402	1,446	1,405	1,116
FDIC insurance	1,353	927	789	868	658
Amortization of intangible assets	2,514	2,762	1,821	1,312	1,086
Restructuring and merger-related expense	3,107	1,389	10,811	5,412	245
Other operating expenses	14,887	14,701	13,568	11,511	10,943
Total non-interest expense	74,432	70,990	76,120	63,543	54,571
Income before provision for income taxes	49,195	54,484	39,002	40,504	40,533
Provision for income taxes	8,858	10,556	6,516	7,335	7,004
Net Income	$ 40,337	$ 43,928	$ 32,486	$ 33,169	$ 33,529

Taxable equivalent net interest income	$ 99,834	$ 103,246	$ 91,348	$ 83,691	$ 74,577

Per common share data
Net income per common share - basic	$ 0.74	$ 0.80	$ 0.65	$ 0.71	$ 0.76
Net income per common share - diluted	0.74	0.80	0.64	0.71	0.76
Net income per common share - diluted, excluding certain items (1)(2)	0.78	0.82	0.81	0.80	0.76
Dividends declared	0.31	0.29	0.29	0.29	0.29
Book value (period end)	37.05	36.24	35.30	32.68	31.84
Tangible book value (period end) (1)	20.49	19.63	18.54	18.59	18.56
Average common shares outstanding - basic	54,598,499	54,598,142	50,277,847	46,498,305	44,050,701
Average common shares outstanding - diluted	54,706,337	54,706,691	50,432,112	46,639,780	44,168,242
Period end common shares outstanding	54,599,127	54,598,134	54,603,967	46,643,250	44,060,957
Full time equivalent employees	2,329	2,388	2,404	2,040	1,939

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.
(2) Certain items excluded from the calculation consist of after-tax merger-related expenses and the net deferred tax asset revaluation.

WESBANCO, INC.
Consolidated Selected Financial Highlights	Page 9
(unaudited, dollars in thousands)
	Quarter Ended
	Mar. 31,		Dec. 31,		Sept. 30,		June 30,		Mar. 31,
Asset quality data	2019		2018		2018		2018		2018
Non-performing assets:
Troubled debt restructurings - accruing	$ 5,481		$ 5,744		$ 6,338		$ 6,460		$ 6,858
Non-accrual loans:
Troubled debt restructurings	2,936		2,855		2,036		2,514		2,397
Other non-accrual loans	27,291		27,845		29,238		29,467		29,989
Total non-accrual loans	30,227		30,700		31,274		31,981		32,386
Total non-performing loans	35,708		36,444		37,612		38,441		39,244
Other real estate and repossessed assets	6,001		7,265		6,877		4,384		4,067
Total non-performing assets	$ 41,709		$ 43,709		$ 44,489		$ 42,825		$ 43,311

Past due loans (1):
Loans past due 30-89 days	$ 21,433		$ 19,569		$ 18,016		$ 13,357		$ 14,536
Loans past due 90 days or more	2,740		4,077		2,451		1,881		1,579
Total past due loans	$ 24,173		$ 23,646		$ 20,467		$ 15,238		$ 16,115

Criticized and classified loans (2):
Criticized loans	$ 69,691		$ 51,710		$ 46,370		$ 34,045		$ 33,785
Classified loans	39,412		31,244		31,437		38,982		34,566
Total criticized and classified loans	$ 109,103		$ 82,954		$ 77,807		$ 73,027		$ 68,351

Loans past due 30-89 days / total portfolio loans	0.28%		0.26%		0.23%		0.20%		0.23%
Loans past due 90 days or more / total portfolio loans	0.04		0.05		0.03		0.03		0.02
Non-performing loans / total portfolio loans	0.47		0.48		0.49		0.57		0.62
Non-performing assets/total portfolio loans, other
real estate and repossessed assets	0.54		0.57		0.58		0.63		0.68
Non-performing assets / total assets	0.33		0.35		0.35		0.39		0.42
Criticized and classified loans / total portfolio loans	1.42		1.08		1.01		1.08		1.08

Allowance for loan losses
Allowance for loan losses	$ 48,866		$ 48,948		$ 48,902		$ 47,638		$ 46,334
Provision for credit losses	2,507		2,854		1,035		1,708		2,168
Net loan and deposit account overdraft charge-offs	1,370		2,750		(306)		425		1,063

Annualized net loan charge-offs /average loans	0.07%		0.14%		(0.02)%		0.02%		0.07%
Allowance for loan losses / total portfolio loans	0.64%		0.64%		0.63%		0.70%		0.73%
Allowance for loan losses / non-performing loans	1.37	x	1.34	x	1.30	x	1.24	x	1.18	x
Allowance for loan losses / non-performing loans and
loans past due	0.82	x	0.81	x	0.84	x	0.89	x	0.84	x

	Quarter Ended
	Mar. 31,		Dec. 31,		Sept. 30,		June 30,		Mar. 31,
	2019		2018		2018		2018		2018
Capital ratios
Tier I leverage capital	10.98%		10.74%		11.22%		10.21%		10.56%
Tier I risk-based capital	15.31		15.09		14.32		14.26		14.31
Total risk-based capital	16.22		15.99		15.20		15.26		15.35
Common equity tier 1 capital ratio (CET 1)	13.47		13.14		12.41		12.38		12.33
Average shareholders' equity to average assets	16.01		15.51		14.65		13.89		14.02
Tangible equity to tangible assets (3)	9.57		9.28		8.66		8.43		8.46

(1) Excludes non-performing loans.
(2) Criticized and classified loans may include loans that are also reported as non-performing or past due.
(3) See non-GAAP financial measures for additional information relating to the calculation of this ratio.

NON-GAAP FINANCIAL MEASURES
The following non-GAAP financial measures used by WesBanco provide information useful to investors in understanding WesBanco's operating performance and trends, and facilitate comparisons with the performance of WesBanco's peers. The following tables summarize the non-GAAP financial measures derived from amounts reported in WesBanco's financial statements.

	Three Months Ended
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
(unaudited, dollars in thousands, except shares and per share amounts)	2019	2018	2018	2018	2018
Return on average assets, excluding after-tax merger-related expenses:
Net income (annualized)	$ 163,589	$ 174,280	$ 128,886	$ 133,039	$ 135,979
Plus: after-tax merger-related expenses (annualized) (1)	9,954	4,353	33,885	17,150	784
Net income excluding after-tax merger-related expenses (annualized)	173,543	178,633	162,771	150,189	136,763

Average total assets	$ 12,510,032	$ 12,565,880	$ 11,738,796	$ 10,918,731	$ 9,993,364

Return on average assets, excluding after-tax merger-related expenses	1.39%	1.42%	1.39%	1.38%	1.37%

Return on average equity, excluding after-tax merger-related expenses:
Net income (annualized)	$ 163,589	$ 174,280	$ 128,886	$ 133,039	$ 135,979
Plus: after-tax merger-related expenses (annualized) (1)	9,954	4,353	33,885	17,150	784
Net income excluding after-tax merger-related expenses (annualized)	173,543	178,633	162,771	150,189	136,763

Average total shareholders' equity	2,002,710	1,949,530	1,719,489	1,517,036	1,401,271

Return on average equity, excluding after-tax merger-related expenses	8.67%	9.16%	9.47%	9.90%	9.76%

Return on average tangible equity:
Net income (annualized)	$ 163,589	$ 174,280	$ 128,886	$ 133,039	$ 135,979
Plus: amortization of intangibles (annualized) (1)	8,055	8,657	5,707	4,156	3,479
Net income before amortization of intangibles (annualized)	171,644	182,937	134,593	137,195	139,458

Average total shareholders' equity	2,002,710	1,949,530	1,719,489	1,517,036	1,401,271
Less: average goodwill and other intangibles, net of def. tax liability	(906,041)	(914,214)	(775,267)	(652,318)	(585,711)
Average tangible equity	$ 1,096,669	$ 1,035,316	$ 944,222	$ 864,718	$ 815,560

Return on average tangible equity	15.65%	17.67%	14.25%	15.87%	17.10%

Return on average tangible equity, excluding after-tax merger-related expenses:
Net income (annualized)	$ 163,589	$ 174,280	$ 128,886	$ 133,039	$ 135,979
Plus: after-tax merger-related expenses (annualized) (1)	9,954	4,353	33,885	17,150	784
Plus: amortization of intangibles (annualized) (1)	8,055	8,657	5,707	4,156	3,479
Net income before amortization of intangibles and excluding
after-tax merger-related expenses (annualized)	181,598	187,290	168,478	154,345	140,242

Average total shareholders' equity	2,002,710	1,949,530	1,719,489	1,517,036	1,401,271
Less: average goodwill and other intangibles, net of def. tax liability	(906,041)	(914,214)	(775,267)	(652,318)	(585,711)
Average tangible equity	$ 1,096,669	$ 1,035,316	$ 944,222	$ 864,718	$ 815,560

Return on average tangible equity, excluding after-tax merger-related expenses	16.56%	18.09%	17.85%	17.85%	17.20%

Efficiency ratio:
Non-interest expense	$ 74,432	$ 70,990	$ 76,120	$ 63,543	$ 54,571
Less: restructuring and merger-related expense	(3,107)	(1,389)	(10,811)	(5,412)	(245)
Non-interest expense excluding restructuring and merger-related expense	71,325	69,601	65,309	58,131	54,326

Net interest income on a fully taxable equivalent basis	99,834	103,246	91,348	83,691	74,577
Non-interest income	27,773	26,561	26,224	23,408	23,980
Net interest income on a fully taxable equivalent basis plus non-interest income	$ 127,607	$ 129,807	$ 117,572	$ 107,099	$ 98,557
Efficiency Ratio	55.89%	53.62%	55.55%	54.28%	55.12%

Net income, excluding after-tax merger-related expenses:
Net income	$ 40,337	$ 43,928	$ 32,486	$ 33,169	$ 33,529
Add: After-tax merger-related expenses (1)	2,454	1,097	8,541	4,276	193
Net income, excluding after-tax merger-related expenses	$ 42,791	$ 45,025	$ 41,027	$ 37,445	$ 33,722

Net Income, excluding after-tax merger-related expenses per diluted share:
Net income per diluted share	$ 0.74	$ 0.80	$ 0.64	$ 0.71	$ 0.76
Add: After-tax merger-related expenses per diluted share (1)	0.04	0.02	0.17	0.09	-
Net income, excluding after-tax merger-related expenses per diluted share	$ 0.78	$ 0.82	$ 0.81	$ 0.80	$ 0.76

	Period End
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
	2019	2018	2018	2018	2018
Tangible book value per share:
Total shareholders' equity	$ 2,023,139	$ 1,978,827	$ 1,927,269	$ 1,524,106	$ 1,403,026
Less: goodwill and other intangible assets, net of def. tax liability	(904,144)	(906,887)	(915,022)	(657,111)	(585,316)
Tangible equity	1,118,995	1,071,940	1,012,247	866,995	817,711

Common shares outstanding	54,599,127	54,598,134	54,603,967	46,643,250	44,060,957

Tangible book value per share	$ 20.49	$ 19.63	$ 18.54	$ 18.59	$ 18.56

Tangible equity to tangible assets:
Total shareholders' equity	$ 2,023,139	$ 1,978,827	$ 1,927,269	$ 1,524,106	$ 1,403,026
Less: goodwill and other intangible assets, net of def. tax liability	(904,144)	(906,887)	(915,022)	(657,111)	(585,316)
Tangible equity	1,118,995	1,071,940	1,012,247	866,995	817,711

Total assets	12,601,408	12,458,632	12,599,479	10,946,584	10,245,419
Less: goodwill and other intangible assets, net of def. tax liability	(904,144)	(906,887)	(915,022)	(657,111)	(585,316)
Tangible assets	$ 11,697,264	$ 11,551,745	$ 11,684,457	$ 10,289,473	$ 9,660,103

Tangible equity to tangible assets	9.57%	9.28%	8.66%	8.43%	8.46%

(1) Tax effected at 21% for all periods presented.